REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Blue Water Bar & Grill, N.V.

We have audited the accompanying balance sheets of Blue Water Bar & Grill, N.V. as of December 31, 2015 and 2014 and the related statements of operations, changes in stockholders deficit, and cash flows for the period ended December 31, 2015 and 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Water Bar & Grill, Inc. as of December 31, 2015 and 2014, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ M&K CPAS, PLLC

 www.mkacpas.com

Houston, Texas

March 7, 2016

BLUE WATER BAR & GRILL, N.V.

BALANCE SHEETS

ASSETS

	For the fiscal year ended December 31,
	2015	2014
Current assets:
Cash and equivalents	$-	$-
	-	-

Construction in progress	637,869	28,250

Total assets:	$637,869	$28,250

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

Current liabilities:
Accounts payable	$83,228	$-
Notes payable, related party	-	28,250
Total current liabilities	83,228	28,250

Total liabilities	$83,228	$28,250

Stockholders’ (deficit):
Common stock, $100 par value, unlimited shares authorized; 30 and 30 shares issued and outstanding, respectively	3,000	3,000
Additional paid-in capital	563,723	(3,000)
Accumulated deficit	(12,082)	-

Total stockholders’ equity	$554,641	$-

Total liabilities and stockholders’ (deficit)	$637,869	$28,250

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER BAR & GRILL, N.V.

STATEMENTS OF OPERATIONS

	For the fiscal year ended December 31,
	2015	2014

Revenues, net	$-	$-

Cost of revenues	-	-

Gross profit	-	-

Operating expenses:
General and administrative	9,270	-
Legal fees	2,812	-
Total operating expenses	12,082	-

(Loss) from operations	(12,082)	-

Net (loss)	$(12,082)	$-

Loss per share, basic and diluted	$(402.73)	$0.00

Weighted average number of common shares outstanding, basic and diluted	30	30

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER BAR & GRILL, N.V.

STATEMENT OF STOCKHOLDERS’ EQUITY

For the Fiscal Years Ended December 31, 2015 and 2014

Description	Common Stock		Additional Paid-In Capital	(Deficit) Accumulated During the Development Stage	Total
	Shares	Amount

Balance, January 1, 2014	30	$3,000	$(3,000)	$-	$-

Net (loss) for the period	-	-	-	-	-

Balance, December 31, 2014	30	$3,000	$(3,000)	$-	$-

Contributed capital	-	-	566,723	-	566,723
Net (loss) for the period	-	-	-	(12,082)	(12,082)

Balance, December 31, 2015	30	$3,000	$563,723	$(12,082)	$554,641

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER BAR & GRILL, N.V.

STATEMENTS OF CASH FLOWS

	For the fiscal year ended December 31,
	2015	2014
Cash flows from operating activities:
Net (loss)	$(12,082)	$-
Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	83,228	-

Net cash used in by operating activities	71,146	-

Cash flows from investing activities:
Construction in progress	$(609,619)	$(28,250)

Net cash used in by financing activities	(609,619)	(28,250)

Cash flows from financing activities:
Increase in notes payable to a related party	-	28,250
Contributed capital	538,473	-

Net cash provided by financing activities	538,473	28,250

Net increase (decrease) in cash	-	-

Cash – beginning of period	-	-

Cash – end of period	$-	$-

Supplemental disclosure of cash flow information:
Expenses paid by related party for construction in progress	$28,250	$-

The accompanying notes to the financial statements are an integral part of these statements.

BLUE WATER BAR & GRILL, N.V.

NOTES TO FINANCIAL STATEMENTS

December 31, 2015

NOTE 1 – Summary of Significant Accounting Policies

Organization

Blue Water Bar & Grill, N.V. (“Company” or “Blue Water”) was incorporated under the laws of St. Maarten, Dutch West Indies as a limited liability company on September 29, 2005 under the name Mermaid Enterprises, N.V.  The Company amended its Articles of Incorporation on October 9, 2013 to change its name to Blue Water Bar & Grill, N.V.  The Company is currently constructing a casual dining restaurant under the Blue Water Bar & Grill™ brand name in St. Maarten, Dutch West Indies.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) for financial information and in accordance with the Securities and Exchange Commission’s (“SEC”) Regulation S-X.  They reflect all adjustments which are, in the opinion of the Company’s management, necessary for a fair presentation of the financial position and operating results as of and for the fiscal years ended December 31, 2015 and 2014.

Use of Estimates

The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.  Actual results may vary from these estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.  As of December 31, 2015 and 2014, the Company had no cash equivalents.

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements” and ASC 825, Financial Instruments, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  It prioritizes the inputs into three levels that may be used to measure fair value:

Level	Description

Level 1	Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.
Level 2

Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3	Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The estimated fair values of the Company’s financial instruments as of December 31, 2015 are as follows:

	Fair Value Measurement at December 31, 2015 Using:

Description	12/31/15	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Cash and equivalents	$-	$-	$-	$-
	$-	$-	$-	$-

Liabilities
Accounts payable	$83,228	$83,228	$-	$-
	$83,228	$83,228	$-	$-

The estimated fair values of the Company’s financial instruments as of December 31, 2014 are as follows:

	Fair Value Measurement at December 31, 2014 Using:

Description	12/31/14	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Cash and equivalents	$-	$-	$-	$-
	$-	$-	$-	$-

Liabilities
Note payable to related party	$28,250	$28,250
	$28,250	$28,250	$-	$-

Net Loss per Share Calculation

Basic net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period.   Diluted earnings per shares is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of December 31, 2015 and 2014, the Company had no dilutive financial instruments issued or outstanding.

Revenue Recognition

The Company follows the guidance of FASB ASC Topic 605 for revenue recognition.  In general, the Company recognizes revenue on four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the fee charged for services rendered and products delivered and the collectability of those fees.  Revenue is generally recognized at the time of sale and is expected to consist of sales of food, beverages and general merchandise and souvenirs.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740, Income Taxes.  Under FASB ASC 740-10-25, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about its ability to realize the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fiscal Year

The Company elected December 31st for its fiscal year end.

Recent Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements during year ended December 31, 2015, the Company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since its inception.  Further, as of December 31, 2015, the Company had an accumulated net loss of ($12,082).  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional sources of financing. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3 – STOCKHOLDERS’ EQUITY

Common stock

The Company is authorized to issue an unlimited number shares of common stock, with a par value of $100 per share.

As of December 31, 2015, the Company had 30 shares of its common stock issued and outstanding.

NOTE 4 – INCOME TAXES

The Company is incorporated in St. Maarten, Dutch West Indies which has a flat 34.5% corporate income tax rate where corporations are taxed on their income as reflected in their profit and loss account, less certain deductible items.

The provision for income taxes for the years ended December 31, 2015 and 2014 was as follows:

	For the fiscal year ended December 31,
	2015	2014
Current tax provision:
St. Maarten, Dutch West Indies
Taxable income	$-	$-

Total current tax provision	$-	$-

The Company has no uncertain tax positions.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the fiscal years ended December 31, 2015 and 2014, Blue Water Global Group, Inc. paid $566,723 and $28,250, respectively, in expenses on behalf of the Company.  These expenses were included in the financial statements under Additional Paid-In Capital.

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2015 and 2014 is summarized as follows:

	For the fiscal year ended December 31,
	2015	2014

Construction in progress	$637,869	$28,250
Subtotal	637,869	28,250

Less accumulated depreciation	-	-

Property and equipment, net	$637,869	$28,250

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives.  Construction in process is comprised of the accumulated costs of construction of a Blue Water Bar & Grill™ restaurant in St. Maarten, Dutch West Indies with completion expected in Fall 2016 at a projected completion cost of $1.1 million.  Once in service, an estimated life will be established and depreciation will begin.

When property and equipment is retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Depreciation expense was $-0- and $-0- for the fiscal years ended December 31, 2015 and 2014, respectively.

NOTE 7 – SUBSEQUENT EVENTS

No other material events or transactions have occurred during this subsequent event reporting period which required recognition or disclosure in the financial statements.